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                                                                      EXHIBIT 10

                       FIRST AMENDMENT TO RIGHTS AGREEMENT

         FIRST AMENDMENT, dated as of February 20, 2001 ("First Amendment"), to the Rights Agreement dated as of January 16, 2001 (the "Rights Agreement"), between TiVo Inc., a Delaware corporation (the "Company"), and Wells Fargo Shareowner Services (the "Rights Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement. All section and exhibit references are to sections and exhibits of the Rights Agreement.

         WHEREAS, pursuant to Section 26, the Company and the Rights Agent may from time to time supplement or amend any provision of the Rights Agreement in accordance with the terms of such Section 26.

         NOW, THEREFORE, in consideration of the foregoing premises and mutual agreements set forth in this Amendment, the parties hereby amend the Rights Agreement as follows:

                  1. Section 1.1 is hereby amended and restated in its entirety as follows:

                  "1.1. "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding but shall not include (i) an Exempt Person or (ii) any Existing Holder, unless and until such time as such Existing Holder shall become the Beneficial Owner of 30.01% or more of the Common Shares of the Company then outstanding; provided that no Existing Holder shall become an "Acquiring Person" due to any acquisition of beneficial ownership or other effect by reason of or due to (i) any acquisition of beneficial or record ownership by AOL and its Affiliates and Associates of securities of the Company pursuant to the terms of any of the Transaction Agreements (as defined in the Stockholders and Registration Rights Agreement by and between the Company and America Online, Inc., dated as of June 9, 2000), as amended from time to time (including, without limitation, the issuance of securities thereunder, the exercise of ongoing securities purchase rights thereunder, the conversion, exercise, antidilution, adjustment, dividend or redemption provisions of the preferred stock and warrants issued thereunder or otherwise) or
         (ii) any action taken by the Company (including, without limitation, repurchases of securities or dividends on equity securities). "Existing Holder" shall mean America Online, Inc., together with all of its Affiliates and Associates, until such time as America Online, Inc., together with all of its Affiliates and Associates, cease to beneficially own any Common Shares. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% (or, in the case of an Existing Holder, 30%) or more of the Common Shares of the Company then outstanding; provided, however, that if any Person other than an Existing Holder shall become the Beneficial Owner of 15% or more of the Common Shares of the Company

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         then outstanding solely by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of one or more additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person" unless upon becoming the Beneficial Owner of such additional shares of Common Stock such Person does not beneficially own 15% or more of the shares of Common Stock then outstanding. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1.1, has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person" or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and without any intention of changing or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1.1, then such Person shall not be deemed to be or have become an "Acquiring Person" at any time for any purposes of this Agreement. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time (from the adoption of this Agreement and thereafter), including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement, without regard to the 60-day limitation in Rule 13d-3(d)(1)(i).

                  2. This First Amendment shall be effective as of the date hereof and, except as expressly set forth herein, the Rights Agreement shall remain in full force and effect and be otherwise unaffected hereby.

                  3. This First Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all such counterparts shall together constitute one and the same document.



                            [Signature Page Follows]

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         IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

                                    TIVO INC.


                                    By  /s/ David H. Courtney
                                       ----------------------------------------
                                        David H. Courtney
                                        CFO & Senior Vice President, Finance &
                                        Administration



                                    WELLS FARGO SHAREOWNER SERVICES


                                    By  /s/ Corbin B. Connell
                                       ----------------------------------------
                                        Corbin B. Connell
                                        Assistant Vice President

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